Exhibit 99.1350CERT

         Certification Pursuant to Section 906 of the Sarbanes Oxley Act

I, Terry K. Glenn, President of The S&P 500 Protected Equity Fund, Inc. (the "Fund"), certify that:

      1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

      Dated: May 21, 2003

                                         /s/ Terry K. Glenn
                                         ---------------------------------------
                                         Terry K. Glenn,
                                         President of
                                         The S&P 500 Protected Equity Fund, Inc.

Exhibit 99.1350CERT

         Certification Pursuant to Section 906 of the Sarbanes Oxley Act

I, Donald C. Burke, Chief Financial Officer of The S&P 500 Protected Equity Fund, Inc. (the "Fund"), certify that:

      1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

      Dated: May 21, 2003

                                         /s/ Donald C. Burke
                                         ---------------------------------------
                                         Donald C. Burke,
                                         Chief Financial Officer of
                                         The S&P 500 Protected Equity Fund, Inc.